WILLAMETTE VALLEY VINEYARDS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Willamette Valley Vineyards, Inc., an Oregon corporation (the "Company"). hereby appoints James W. Bernau and Kevin C. Chambers, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Sunday, July 21, 1996 at 1:00 p.m. local time, at the Company's winery located at 8800 Enchanted Way S.E., Turner, Oregon 97392, and any adjournments or postponements thereof upon the following matters.

1.     Election of nine directors each for a one-year term.

            [ ]                              [ ]
     FOR the nominees                WITHHOLD AUTHORITY
       listed below                    to vote for all
(except as indicated below)         nominees listed below

NOMINEES: James W. Bernau, Donald Voorhies, Maurice C. Bickert,
Billie M. Cottingham, James L. Ellis, Betty M. O'Brien, Daniel S. Smith, Delna L. Jones and Stan G. Turel

Instruction: To withhold authority to vote for any nominee, write that nominee's name(s) in this space:



________________________________________________________________________

2.     Approval of Amendments to Company's 1992 Stock Incentive Plan.

       FOR                      AGAINST                    ABSTAIN
       [ ]                        [ ]                        [ ]


3.     Ratification of appointment of Price Waterhouse LLP as auditors.

       FOR                      AGAINST                    ABSTAIN
       [ ]                        [ ]                        [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED
ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


                                ________________________________________
                                Typed or Printed name(s)

                                ________________________________________
                                Authorized Signature(s)

                                ________________________________________
                                Title or authority, if applicable

                                ________________________________________
                                Date